Exhibit 10.22

                                                                   June 13, 2004

                    Media Credit and Stock Purchase Agreement

                           Official Termination Letter


         Between: Millennium Capital Quest Corp. ("MCQC"), and Essential
                  Innovations Technology Corp. ("EITC")


         To:      Mr. Gregg Nolan CFO, Founder


         From: Mr. Jason McDiarmid, President/CEO Essential Innovations Technology Corp. ("EITC")


         Re: Termination and Cancellation of the Media Credit Transfer and Stock Purchase Agreement, (the "Agreement") originally dated February 14th, 2003

It is hereby agreed between Millennium Capital Quest Corp., and Essential Innovations Technology Corp. that as of the date of this letter of June 11th, 2004, the Media Credit Transfer and Stock Purchase Agreement dated February 14th, 2003, shall officially be terminated.

In cancellation of the Agreement, Essential Innovation Technology Corp., agrees to immediately return to Millennium Capital Quest Corp., such Media Certificate in the amount of $25,000,000 worth or Retail Rate Card advertising currently in the name and ownership of EITC, and as per Redemption Clause 2.4 of the Agreement, MCQC agrees to immediately return to EITC 400,000 preferred shares of EITC currently in the name and ownership of MCQC for redemption and subsequent cancellation.

By executing this document, MCQC agrees that an amendment to Redemption Clause
2.4 is hereby made that will now allow for EITC to activate Redemption Clause
2.4 of the Agreement for the redemption of such 400,000 Preferred shares by making a total payment to MCQC of $4,000 USD.

IN WITNESS WHEREOF, EITC and MCQC have caused this Agreement to be executed and delivered by the undersigned duly authorized officers as of the day and year first above written.


Essential Innovations Technology Corp.           Millennium Capital Quest Corp.


By: /s/ Jason McDiarmid                            /s/ Gregg Nolan
    ------------------------------------         -------------------------------
    Jason McDiarmid, President/CEO               Gregg Nolan, CFO